Exhibit A

                               CSW Energy, Inc.
                                 Balance Sheet
                              September 30, 2000
                                  (Unaudited)
                                   ($000's)


Assets

Current Assets
   Cash and cash equivalents                                            $28,155
   Accounts receivable                                                   50,510
   Prepaid expenses                                                      11,489
                                                                      ----------

              Total current assets                                       90,154


Investments In and Advances to Energy Projects                          139,091

Notes Receivable - Affiliate                                            197,733

Other Assets
  Property, Plant, and Equipment, net                                   211,029
  Construction in progress and project development costs                160,440
  Other - net                                                             5,682
                                                                      ----------

              Total other assets                                        377,151
                                                                      ----------

                 Total assets                                          $804,129
                                                                      ==========


Liabilities and Shareholder's Equity

Current Liabilities
   Accounts payable                                                     $30,936
   Accrued liabilities and other                                          9,277
                                                                      ----------

              Total current liabilities                                  40,213

Notes Payable - Affiliate                                               318,623

Long Term Debt                                                          199,959

Deferred Income Taxes                                                    48,706

Other                                                                    29,412
                                                                      ----------

              Total liabilities                                         636,913


Minority Interest                                                            70

Shareholder's Equity
   Common stock                                                               1
   Additional paid-in-capital                                           108,139
   Accumulated retained earnings                                         59,006
                                                                      ----------

              Total shareholder's equity                                167,146
                                                                      ----------

                 Total liabilities and shareholder's equity            $804,129
                                                                      ==========